Exhibit 8.1


                        SIDLEY AUSTIN BROWN & WOOD LLP



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WASHINGTON, D.C.                                                     TOKYO


WRITER'S DIRECT NUMBER                                  WRITER'S E-MAIL ADDRESS
    (212) 906-2275                                       bdeutsch@sidley.com


                                         March 4, 2002


LaSalle Hotel Properties
4800 Montgomery Lane, Suite M 25
Bethesda, MD  20814


         Re:      4,000,000 Series A Preferred Shares
                  of LaSalle Hotel Properties

Ladies and Gentlemen:

         You have requested our opinions concerning certain federal income tax matters with respect to LaSalle Hotel Properties, a Maryland Real Estate Investment Trust (the "Trust"), in connection with the offer and sale of up to 4,000,000 10 1/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share of the Trust (the "Series A Preferred Shares"). The Series A Preferred Shares will be issued in an underwritten public offering in the manner and upon the terms set forth in the Registration Statement on Form S-3 (File No. 333-77371) filed by the Trust with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and which became effective on May 13, 1999 (the "Registration Statement"), as well as the prospectus dated May 13, 1999 and the prospectus supplement thereto dated February 28, 2002 (the "Prospectus Supplement"). The requested opinions relate to (i) the Trust's qualification for federal income tax purposes as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code") for taxable years commencing with the Trust's taxable year ending December 31, 1998, (ii) the treatment of LaSalle Hotel Operating Partnership, L.P. (the "Operating Partnership") as a partnership for federal income tax purposes and (iii) the accuracy of the discussion in the Prospectus Supplement under the caption "Federal Income Tax Considerations." Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

        In rendering the following opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of these opinions, including (i) the Amended and Restated Declaration of Trust ("Declaration of Trust"), (ii) the

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Articles Supplementary to the Declaration of Trust, (iii) the By-laws of the
Trust, (iv) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, and (iv) the participating leases for the hotels in which the Operating Partnership owns an interest.

        We also have reviewed the descriptions set forth in the Registration Statement of the investments, activities, operations and governance of the Trust and the Operating Partnership. We have relied upon the facts set forth in the Registration Statement and in a registration statement on Form S-11 previously filed by the Trust with the SEC, and we assume that each of the Trust and the Operating Partnership have been and will continue to be operated in accordance with (i) applicable laws and the terms and conditions of applicable documents and (ii) the statements and representations made in the Registration Statement. In addition, the Trust has today provided us with a letter, executed by a duly appointed officer of the Trust, setting forth certain representations relating to the formation and operation of the Trust and the Operating Partnership.

        In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, and (vi) the accuracy and completeness of all records made available to us. We also have assumed, without investigation, that all documents, certificates, representations, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

        The opinions set forth below are based upon the Code, the Treasury Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as they exist at the date of this letter. All of the foregoing statutes, regulations and interpretations are subject to change, in some circumstances with retroactive effect. Any changes to the foregoing authorities might result in modifications of our opinions contained herein.

        Based upon and subject to the foregoing, we are of the opinion that:

        1. Commencing with the Trust's taxable year ending December 31, 1998, the Trust has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and the organization and proposed method of operation of the Trust will enable the Trust to continue to meet the requirements for qualification and taxation as a REIT under the Code.

        2. The Operating Partnership will be treated as a partnership for federal income tax purposes and not as a corporation.


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        3. The discussion in the Prospectus Supplement under the caption
"Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of Preferred Shares.

        We express no opinion with respect to the transactions described herein and in the Registration Statement other than those expressly set forth herein. Furthermore, the Trust's continuing qualification as a REIT will depend on the Trust's meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements of the Code and Treasury Regulations necessary for an entity to qualify as a REIT. We will not review these operations, and no assurance can be given that the actual operations of the Trust and its affiliates will meet these requirements or the representations made to us with respect thereto.

        In rendering the foregoing opinion we express no opinion with respect to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event that there is any change in legal authorities, facts, assumptions or documents upon which this opinion is based or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion, unless we are specifically engaged to do so. This opinion is rendered only to those whom it is addressed and may not be relied upon in connection with any transactions other than the transactions contemplated herein. This opinion may not be relied upon for any other purpose or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

                                    Very truly yours,

                                     /s/ Sidley Austin Brown & Wood LLP








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